EXHIBIT 99.2
TESORO CORPORATION
NOTICE OF GUARANTEED DELIVERY
For Tender of Outstanding Unregistered 6 1/4% Senior Notes Due 2012
and
For Tender of Outstanding Unregistered 6 5/8% Senior Notes Due 2015
        A holder of Tesoro Corporation’s 6 1/4% Senior Notes due 2012 (the “Existing 2012 Notes”) or Tesoro Corporation’s 6 5/8 % Senior Notes due 2015 (the “Existing 2015 Notes”, together with the Existing 2012 Notes, the “Existing Notes”) or a holder of both series of Existing Notes who wishes to tender such Existing Notes pursuant to the exchange offers (the “Exchange Offers”) described in the Prospectus dated June      , 2006 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) must complete and deliver this form or one substantially equivalent to it under the following circumstances: (i) certificates representing the Existing Notes are not immediately available, (ii) the Existing Notes or other required documents will not reach the Exchange Agent on or prior to the Expiration Date (as defined in the Letter of Transmittal and the Prospectus), or (iii) the appropriate procedures for book-entry transfer will not be completed on or prior to the Expiration Date. This requirement is set forth in the Prospectus in the section entitled “The Exchange Offers — Procedures for Tendering” and in the Letter of Transmittal in Instruction 2. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent. The Exchange Agent must receive this form prior to 5:00 p.m., New York City time, on                     , 2006, unless extended.
To U.S. Bank National Association
(the “Exchange Agent”)

By Overnight Courier or Registered or Certified Mail: U.S. Bank National Association 60 Livingston Avenue EP-MN-WS2N St. Paul, Minnesota 55107 Attention: Specialized Finance	By Facsimile Transmission (for Eligible Institutions Only): 651-495-8158

By Hand Delivery: U.S. Bank National Association 60 Livingston Avenue EP-MN-WS2N St. Paul, Minnesota 55107 Attention: Specialized Finance	To confirm by telephone or for information: 1-800-934-6802
      Delivery of this Notice of Guaranteed Delivery to an address or transmission hereof to a facsimile number other than those set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instruction thereto, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.
      As set forth in the Prospectus (as it may be supplemented from time to time, the “Prospectus”) dated                     , 2006 of Tesoro Corporation (the “Company”), under “Exchange Offers — Guaranteed Delivery Procedures,” and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto or an Agent’s Message relating to guaranteed delivery must be used to accept (i) the Company’s offer to exchange $1,000 principal amount of its 6 1/4% Senior Notes due 2012, Series B (the “New 2012 Notes”) for each $1,000 principal amount of its unregistered Existing 2012 Notes or (ii) the Company’s offer to exchange $1,000 principal amount of its 6 5/8 % Senior Notes due 2015, Series B (the “New 2015 Notes”, together with the New 2012 Notes, the “Exchange Notes”) for each $1,000 principal amount of its unregistered Existing 2015 Notes upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, if certificates representing such Existing Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Existing Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted Agent’s Message with respect thereto) cannot be completed, on or prior to the Expiration Date.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
       I, the undersigned, hereby tender to Tesoro Corporation the principal amount of the Existing Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, which I have received, pursuant to the guaranteed delivery procedures set forth in such Prospectus, as follows:

EXISTING 2012 NOTES	1	2

Certificate or	Aggregate	Principal
Registration Nos.	Principal	Amount Tendered
(for non-book-entry	Amount	(Must be
	Represented by	a Minimum
Holders)	Existing 2012	Denomination of
	Note(s)	$2,000
or an Integral
Multiple of
$1,000 in
Excess Thereof)

EXISTING 2015 NOTES	1	2

Certificate or	Aggregate	Principal
Registration Nos.	Principal	Amount Tendered
(for non-book-entry	Amount	(Must be
Holders)	Represented by	a Minimum
	Existing 2015	Denomination of
	Note(s)	$2,000
or an Integral
Multiple of
$1,000 in
Excess Thereof)

       If Existing Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Transaction code (if available):

Date: ________________________, 2006

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Please sign here
X

X

(Signature of Owner(s) or Authorized Signatory)
Date:                          , 2006
Taxpayer Identification Number

Or Social Security Number: __________________________________________________ Area Code and Telephone Number:
      Must be signed by the holder(s) of the Existing Notes as their name(s) appear(s) on the certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)
Name(s):

Capacity:

Address (including zip code):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)
          I, the undersigned, a firm or other entity identified as an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantee (a) that the above named person(s) own(s) the principal amount of 6 1/4% Senior Notes due 2012 (the “Existing 2012 Notes”) or the principal amount of 6 5/8% Senior Notes due 2015 (the “Existing 2015 Notes”, together with the Existing 2012 Notes, the “Existing Notes”) of Tesoro Corporation or the principal amount of both series of Existing Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Existing Notes complies with Rule 14e-4, and (c) that I will deliver to the Exchange Agent the certificates representing the Existing Notes tendered hereby or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agents message in lieu thereof and any other required documents, within three (3) business days after the Expiration Date.

Name of Firm: Address: (Including Zip Code) Area Code and Tel. No.:	(Authorized Signature) Name: (Please type or print) Title: Date:
NOTE: DO NOT SEND CERTIFICATES REPRESENTING EXISTING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING EXISTING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, properly insured, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.
      2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Existing Notes referred to herein, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Existing Notes listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.
      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.
      3.     Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Existing Notes and requests for additional copies of the Prospectus, the Letter of Transmittal, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offers may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

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